                                                                    Exhibit 10.2


                                    FLORIDA

                               SUBLEASE AGREEMENT

      THIS SUBLEASE AGREEMENT ("Sublease") made this 27th day of October, l997, by and between Integrated Health Services, Inc. ("Sublessor"), with its address at 8889 Pelican Bay Boulevard, Suite 500, Naples, Florida 33108 and Royal Mortgage Corp. ("Sublessee"), with its address at 1000 Ballpark Way, Suite 210, Arlington, Texas 76011.

      WHEREAS, Sublessor is the tenant of the property known as Pelican Bay Financial Center, 8889 Pelican Bay Boulevard, 4th Floor, Naples, Florida 33108 (the "Property"); and

      WHEREAS, Sublessee desires to sublet that certain portion of the Property consisting of 1800 +/- square feet of office space (the "Premises") upon the terms and conditions set forth in the Lease dated May 1, 1995 (the "Lease") by and between Sublessor and UCELLO IMMOBILEN GMBH, ("Landlord"), Successor in interest to WCN Communities, Inc., a copy of which is attached hereto as Exhibit A and fully incorporated herein.

      NOW, THEREFORE, on this 27th day of October, l997, for good and valuable consideration, including payments provided in this Sublease, and with the Landlord's consent, as evidenced below, Sublessor hereby leases to Sublessee, and Sublessee does hereby lease from the Sublessor, office space located at Pelican Bay Financial Center, 8889 Pelican Bay Boulevard, 4th Floor, Naples, Florida 33108, as illustrated on the Floor Plan which is attached hereto and made a part hereof as Exhibit B.

      Sublessee shall pay to Sublessor a total annual lease payment in the initial amount of $ 44,064.00 plus sales tax, calculated at the rate of $16.75 base rent per square foot plus CAM of $7.73 per square foot, payable in advance, in installments of $ 3,672.00 per month on the first day of each month, except that the first installment of said rental shall be paid upon the execution of this Lease. Rental for the first and last monthly installments shall be prorated at the rate of one-thirtieth (1/30th) of the monthly rent for each day. Annual rent adjustments shall be made pursuant to Paragraph 3.2 of the Lease. Such payments shall be made to the Sublessor at 4541 Altama Avenue, Brunswick, Georgia 31520, Ann: Terri Dakin, subject to the provisions of the Lease. Sublessee shall also pay a late charge equal to five percent (5%) of the required monthly payment for each payment that is not mailed within ten (10) days after the due date for such rental.

      The commencement date of this Sublease, and the date of Sublessee's obligation to make monthly rental payments hereunder, shall be the date the Landlord notifies Sublessor as Tenant under the Lease with copy to Sublessee (or the date of which Tenant and/or Sublessee have actual notice) that Landlord's construction obligations for the subleased premises under the Lease have been substantially completed and that the subleased premises are ready for occupancy and any applicable certificate of occupancy has been issued, with or without entry by Sublessor/Tenant and/or Sublessee.

      The initial term of the Sublease shall be for a period of 3 years commencing on the commencement date, as herein defined, with one (1) two-year option to renew.

      This Sublease is subject and subordinate in all respects to the terms and provisions of the Lease. Without limiting the foregoing, Sublessee hereby acknowledges and agrees that pursuant to the terms of the Lease, the Landlord is entitled to certain rights, privileges, reservations and benefits thereunder and the Sublessee hereby consents to and acknowledges the rights of the Landlord to enjoy and exercise, as the case may be, all such rights, privileges, reservations and benefits accorded to the Landlord under the Lease. Except as otherwise expressly provided herein, Sublessee hereby covenants and agrees to perform and observe all of the Tenant's obligations under the Lease, in every respect, as if Sublessee hereunder were the Tenant under the Lease as and when all such obligations shall be required to be observed and performed, throughout the term of this Sublease. Sublessor shall not have any rights to any buildout allowance for the premises, which rights shall exclusively be governed by the provisions of the Lease and shall be the rights of Tenant under the Lease. By its consent to the Sublease, Landlord agrees to provide any buildout allowance to Tenant under the Lease for the area of the subleased premises as if said premises were occupied by the Tenant only and not also the Sublessee. With the exception of the tenant build out allowance set forth above, Sublessor agrees to be bound as landlord pursuant to the term of the Lease to Sublesee only.

      Sublessor and Sublessee each agree to indemnify and hold the Landlord harmless from and against any claim by any real estate broker or agent claiming a commission, or other form of compensation by virtue of having dealt with one of the parties hereto.

      Sublessee warrants and represents that it is a corporation in good standing and has the requisite corporate power and authority to enter into this Sublease agreement and that the persons executing this Sublease have been duly authorized to do so, and that this Sublease is fully enforceable against Sublessee in accordance with its terms.

      Any notice or demand to be given or served on Sublessee shall be duly given or served in accordance with article 35 of the Lease at Sublessee's address set forth in the initial paragraph of the Sublease agreement or if different, at Sublessee's address at the property as follows: Pelican Bay Financial Center, 8889 Pelican Bay Boulevard, Fourth floor, Naples, Florida 33108.

      IN WITNESS WHEREOF, the parties hereto, by the properly authorized persons and with their respective seals attached, have fully executed this Sublease the day and year first above written.

ATTEST:


/s/ JWT                              By: /s/ [Illegible]         (SEAL)
-----------------                       ----------------------   Sublessor


                                     FOR ROYAL MORTGAGE CORPORATION


                                     By: /s/ DE Wentsch          (SEAL)
-----------------                       ----------------------   Sublessor
                                        As Director and Agent

Agreed and consented to this 14th day of November, 1997 provided that and conditioned upon the following:

      1. This consent does not in any way modify the terms of the Lease and Tenant's obligations thereunder or release Tenant therefrom or be deemed to be Landlord's consent to any of the terms of the Sublease agreement which may differ from the Lease terms.

      2. Landlord does not hereby consent to any right of Sublessee to pledge, encumber or assign the sublease or allow any transfer of the Sublease or the subleased premises or allow any other person or entity to occupy the subleased premises.

      3. Any alteration, installations, improvements, additions or other physical changes to the subleased premises by the Sublessee shall require Landlord's written consent which it shall grant or withhold in its sole discretion, provided that this restriction shall not affect the initial buildout of the premises performed pursuant to the Lease.

      4. Tenant shall be liable to Landlord and expressly guarantee to Landlord Sublessee's performance of all obligations under the Lease and Sublease as they affect Landlord.

                   Uccello Immobilien GmbH, by its agent
                   G&K Investments Mgmt., Inc.

                   By: /s/ Marcel Korman
                       ----------------------------
                       Marcel Korman, President

STATE OF FLORIDA, COUNTY OF COLLEIR, to wit.:

      I HEREBY CERTIFY, that on this 27th day of October, 1997, before me, a Notary Public of the State and County aforesaid, personally appeared David E. Wentsch, who acknowledged himself/herself to be the Director and Agent of Royal Mortgage Corp. and as such agent, being authorized to do so, executed the foregoing Sublease for the purposes therein contained by signing, in my presence, the name of the Corporation by himself as such agent.

                                             FOR ROYAL MORTGAGE CORPORTATION


                                                     /s/ DE Wentsch

      AS WITNESS my hand and Notarial Seal.

My Commission Expires:

                                                     Notary Public

                                                     /s/ Judy L. Alvord

                                                           [SEAL]
                                                       JUDY L. ALVORD
                                                 MY COMMISSION # CC 464503
                                                   EXPIRES: August 4, 1999
                                          Bonded Thru Notary Public Underwriters

STATE OF Florida, COUNTY OF Dade, to wit.:

      I HEREBY CERTIFY, that on this 14th day of November, 1997, before me, a Notary Public of the State and County aforesaid, personally appeared Marcel Korman, who acknowledged himself to be the President of G&K Investments Mgmt. and as such officer, being authorized to do so, executed the foregoing Sublease for the purposes therein contained by signing, in my presence, the name of the Corporation by himself, as such officer.

      AS WITNESS my hand and Notarial Seal.


                                                /s/ Maria Alexandra Ramirez
                                                       Notary Public

                                       Maria Alexandra Ramirez
     My Commission 9/25/00   [SEAL]    My Commission CC588472
                                       Expires Sep. 25, 2000

|X| Personally known
    or produced ID

                                    EXHIBIT A

                             OFFICE LEASE AGREEMENT

TENANT AND LANDLORD ACKNOWLEDGE THEY HAVE READ ALL THE PROVISIONS CONTAINED IN THE ENTIRE LEASE AND ALL ATTACHED EXHIBITS AND AGREE THAT THE LEASE REFLECTS THE ENTIRE UNDERSTANDING AND REASONABLE EXPECTATIONS OF THE PARTIES REGARDING THE PREMISES, WHICH LANDLORD AND TENANT NEGOTIATED IN GOOD FAITH AND AT ARM'S LENGTH. LANDLORD AND TENANT ALSO ACKNOWLEDGE THAT THEY HAVE HAD THE OPPORTUNITY TO REVIEW THIS LEASE PRIOR TO ITS EXECUTION WITH LEGAL COUNSEL AND SUCH OTHER ADVISORS AS LANDLORD AND TENANT DEEM APPROPRIATE.

This Lease Agreement is made and entered into this 1st day of May, 1995, by and between WCN Communities, Inc., hereinafter referred to as "Landlord", and Integrated Health Services, Inc., hereinafter referred to as "Tenant",

RECITALS: In consideration of the rents, covenants and agreements given and exchanged herein, Landlord leases to Tenant, and Tenant leases and accepts from Landlord, the office space described in Section 1.1, hereinafter referred to as the "Premises".

All covenants, agreements, terms and conditions between Landlord and Tenant with respect to the Premises are contained in this Lease and the following Exhibits attached hereto.

Exhibit A -    Floor plan of the Pelican Bay Financial Center office building located at 8889 Pelican Bay Boulevard, Naples, Florida
               33963, referred to herein as the "Building".

Exhibit B -    Building Standard Workletter for Tenant Improvements.

Exhibit C -    Rules and Regulations.

Exhibit D -    Acceptance of Space/Key Receipt Form

The foregoing Exhibits are hereby incorporated into this Lease by this reference.

                               ARTICLE 1: PREMISES

1.1 The Premises are located on the 4th floor of the Building at 8889 Pelican Bay Boulevard. The location of the Premises is outlined and crosshatched on Exhibit "A".

1.2 As used in this Lease, the term Rentable Area means the sum of (i) the total area within the Premises as measured from the interior surface of exterior glass, or exterior walls and from the midpoint of demising walls or walls separating the Premises from areas devoted to lobbies, corridors, hallways, elevator foyers and shafts, restrooms, mail rooms, mechanical rooms and shafts, janitor closets and other similar facilities used by tenants or for the benefit of tenants on a non-exclusive basis ("Interior Common Facilities"); (ii) plus a proportionate share of the area of the Interior Common Facilities in the Building (measurements calculated as in (i) above), based upon the ratio which the area of the Premises (as calculated in (i) above) bears to the aggregate area of all premises in the Building (calculated on the same basis). No deductions for Rentable Area will be made for columns or projections. The Rentable Area in the Premises has been calculated on the basis of the foregoing and is hereby stipulated for all purposes of this Lease to be 6,217 square feet. If the Rentable Area should be greater or less as a result of construction and completion of the Premises or changes to Interior Common Facilities, the stipulated Rentable Area set forth in this Section 1.2 shall be adjusted.

1.3 Landlord reserves the right to change the Building, the number of floors, the arrangement and location of the Interior Common Facilities in the Building and the shape, location, levels, arrangement and dimensions of the Common Areas, including any space reservations in the Automobile Parking Area. Notwithstanding the above, Landlord shall not modify or relocated the Premises in any respect without the prior written approval of Tenant.

2.1 The term of this lease ("Lease Term") shall be for a period of ten (10 ) years, plus the remainder of any partial calendar month in which the term commences.

2.2 Subject to any adjustments under Article V of Exhibit "B", the Lease Term and Tenant's obligation to pay rent shall commence on that date upon which Landlord notifies Tenant (or the date Tenant has actual notice) that Landlord's construction obligations under this Lease have been substantially completed and that the Premises are ready for occupancy and the certificate of occupancy has been issued, with or without actual entry by Tenant ("Commencement Date").

2.3 Upon Tenant's taking possession of the Premises, both parties agree to execute a written memorandum setting forth the Commencement Date, the date on which this Lease expires ("Expiration Date") and the stipulated Rentable Area as adjusted under Section 1.2.

                                ARTICLE 3: RENTAL

3.1 Tenant covenants and agrees to pay to Landlord, without deduction, setoff, prior notice or demand, for the use and occupancy of the Premises a Minimum Monthly Rent of Nine Thousand Three Hundred Twenty-Five Dollars and 50/100 ($9,325.50) payable in advance on the first day of each and every calendar month during the Lease Term. If the Minimum Monthly Rent commences on a date other than the first day of a calendar month, the Minimum Monthly Rent, for that month shall be prorated on a per diem basis and be paid to Landlord within five (5) days after the Commencement Date. If the Rentable Area is adjusted in accordance with Section 1.2 following completion of construction, the Minimum Monthly Rent shall be adjusted to one-twelfth of the product obtained by multiplying the actual square foot Rentable Area, as adjusted, by Eighteen and 00/100 Dollars ($ 18.00).

3.2 Upon each anniversary of the Commencement Date, the Minimum Monthly Rent shall be adjusted in accordance with the Consumer Price Index for All Urban Consumers, U.S. City Average (1991 403.1) using the table entitled, "All Urban Consumers", issued by the U.S. Department of Labor, Bureau of Labor Statistics, commonly referred to as the Consumer Price Index ("C.P.I."). The first calendar month shall be deemed the "Base Month". In no event shall the C.P.I. adjustment to the Minimum Monthly Rent exceed 4% per year.

3.3 The Minimum Monthly Rent for each year of this Lease subsequent to the first year of this Lease shall be adjusted and the same shall be computed by multiplying the Minimum Monthly Rent for the "Base Month" by a fraction, the numerator of which is the said "C.P.I."-for the last month of the preceding year of this Lease and the denominator of which is the said "C.P.I." for the "Base Month". If the publication of said "C.P.I." is discontinued, then the parties shall, in good faith, agree on a suitable substitute.

3.4 In no event shall the Minimum Monthly Rent following an adjustment under this Article be reduced below the Minimum Monthly Rent preceding an adjustment.

3.5 In the event of any delay in computing the rental adjustment for a subsequent Lease year, Tenant shall continue payment of the most recent Minimum Monthly Rent as provided herein, until such time as the rental adjustment has been computed, at which time an accounting will be made, retroactive to the beginning of the subsequent Lease year for which adjustment is made, and the amount then due Landlord shall be paid by Tenant within ten (10) days of receipt of demand.

                           ARTICLE 4: ADDITIONAL RENT

4.1 In addition to the Minimum Monthly Rent, Tenant shall pay Landlord as "Additional Rent" Tenant's pro rata share of "Operating Expenses" and "Taxes". As used herein, the term:

      (a) "Tenant's pro rata share" shall mean the ratio which the Net Rentable Area leased by the Tenant in the Building bears to the total Net Rentable Area contained in the Building.

      (b) "Operating Year" means the year beginning January 1 and ending December 31.

      (c) "Operating Expenses" shall mean all expenses, costs, and disbursements by Landlord in connection with the ownership, maintenance, and/or operation of the Building, the Common Areas and the personal property used in conjunction there with. Such Operating Expenses shall include all expenses, costs, and disbursements of every kind and nature which Landlord shall pay or become obligated to pay, including, but not limited to the following:

            (1) wages and salaries of all employees engaged in direct operation and maintenance of the Building, the Common Areas, and the land upon which the Building and Common Areas are situated, employee's social security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages and salaries, the cost of disability and hospitalization insurance, workers' compensation, pension or retirement, and other fringe benefits for such employees;

            (2) all supplies and materials used in the operation and maintenance of the Building;

            (3) cost of all utilities, including without limitation water, sewer, and electricity used by the Building and not charged directly to another tenant;

            (4) cost of all maintenance and service agreements for the Building, the equipment therein, and grounds, including janitorial service, trash removal, servicing, and maintenance of all systems and equipment, security and alarm service, window cleaning, landscaping and gardening;

            (5) cost of all insurance relating to the Building, including casualty and liability insurance applicable to the Building and Landlord's personal property used in connection therewith;

            (6) cost of installation of capital investment items which are installed primarily for the purpose of reducing operating costs or which may be required by any governmental authority; management fees, legal and accounting expenses and any other expense or charges whether or not herein above described which, in accordance with consistently applied generally accepted accounting and management principles would be considered an expense of managing, maintaining, operating or repairing the Building and Common Areas.

      Base operating expenses shall not include cost of individual Tenant improvements, management cost associated with leasing activities, or new capital improvements unless such items and/or improvements result in the operating efficiency of the Building being increased, in which event the cost shall be spread over the period necessary to recover the cost of such improvements from the increased efficiency.

            (c) "Taxes" shall mean all real estate taxes and assessments, special or otherwise, levied or assessed upon or with respect to the land or building, and all ad valorem taxes for Landlord's personal property used in connection therewith. Should the State of Florida or any political subdivision thereof or any other governmental authority having jurisdiction over the land or the Building either (1) impose a tax, assessment, charge, or fee (or increase a then existing tax, assessment, charge, or fee) which Landlord shall be required to pay, either by way of substitution for such real estate taxes or ad valorem personal property taxes, or (2) impose an income or franchise tax or a tax on rents in substitution, in whole or in part, for such real estate taxes or ad valorem personal property taxes or in lieu of any increase in such taxes, such taxes, assessments, fees, charges, income, franchise, or rent tax shall be deemed to constitute "Taxes" hereunder.

      (d) "Common Areas" means all areas both interior and exterior provided by Landlord for the common or joint use and benefit of the occupants of the Building, their employees, agents, customers, and other invitees including but not limited to the Automobile Parking Area, (whether spaces are assigned, reserved or not) as defined in Article 5 of the Lease, public restroom facilities, landscaping, sidewalks, building lobbies and hallways, mechanical rooms, elevator shafts and stairway.

4.2 Landlord shall notify Tenant within thirty (30) days of the Commencement Date and within thirty (30) days after the end of each calendar year hereafter ensuing or earlier during the term hereof, of the amount which Landlord estimates (as evidenced by budgets prepared by or on behalf of Landlord) will be the amount of Tenant's proportionate share of Operating Expenses and Taxes for the then current calendar year and Tenant shall pay such sum in advance to Landlord in equal monthly installments during the balance of said calendar year, on the first day of each remaining month in said calendar year, commencing on the first day of the first month following Tenant's receipt of such notification. Within one hundred twenty (120) days following the end of each calendar year during the term hereof, Landlord shall submit to Tenant a statement showing the actual amount which should have been paid by Tenant with respect to Operating Expenses and Taxes for the past calendar year, the amount thereof actually paid during that year by Tenant and the amount of the resulting balance due thereon, or overpayment thereof, as the case may be. Any balance shown to be due pursuant to said statement shall be paid by Tenant to Landlord within thirty (30) days following Tenant's receipt of notice thereof and any overpayment shall be immediately credited against Tenant's obligation to pay expected Additional Rent in connection with anticipated increases in Operating Expenses and Taxes or, if by reason of any termination of the Lease no such future obligation exists, refunded to Tenant.

4.3 In determining the amount of Operating Expenses for the purpose of this Section, if less than 100% of the Building shall have been occupied by tenants and fully used by them at any time during the year, Operating Expenses shall be increased to an amount equal to the like Operating Expense which would normally be expected to be incurred had such occupancy been 100% and had such full utilization been made during the entire period. In no event shall Tenant be responsible for any of the pro rated share of Operating Expenses attributable to vacant office lease space in the Building during the year.

4.4. For any applicable operating year that begins prior to the Commencement Date or ends after the expiration date of this Lease, the amount due for that operating year shall be apportioned on a per diem basis so that only that portion attributable to the portion of such operating year that occurs during the term of this Lease shall be payable by Tenant.

4.5 The determination and statement of expenses shall be made by Landlord and a copy of such, statements shall be made available to Tenant upon written request.

4.6 Notwithstanding anything herein to the contrary, if Landlord should fail to give the above notices and/or statements within the time specified, such failure shall not constitute a waiver by Landlord of its right to require increase(s) in the Tenant's pro rata share of the "Operating Expenses" and "Taxes" specified herein.

                       ARTICLE 5: AUTOMOBILE PARKING AREA

5.1 Landlord grants to Tenant and Tenant's customers and employees the right to use the Automobile Parking Area adjacent to the Building and all other common areas in and about the Building, subject to rules and regulations from time to time adopted by Landlord. Such use shall be in common with other Tenant's of the Building, their customers and employees. Landlord reserves the right to cover part of the parking area, to construct a parking garage, to assign a reasonable number of parking spaces for the exclusive use of certain Tenant's, to receive additional rent for covered or assigned parking spaces, and to designate certain spaces for the use of visitors.

                ARTICLE 6: RENT TAX AND PERSONAL PROPERTY TAXES

6.1 Tenant covenants and agrees to pay to Landlord, in addition to, and simultaneously with, any other amounts payable to Landlord under this Lease, a sum equal to the aggregate of any municipal, county, state or federal excise, sales, use or transaction privilege taxes now or hereafter legally levied or imposed against or on account of any or all amounts payable under this Lease by Tenant or the receipts thereof by Landlord (except taxes which are commonly referred to as income, estate, or inheritance taxes).

6.2 Tenant shall pay, prior to delinquency all taxes levied upon fixtures, furnishings, equipment and personal property placed on the Premises by Tenant. If any or all of Tenant's fixtures, furnishings, equipment or personal property shall be assessed and taxed with the Landlord's real property, Tenant shall reimburse Landlord for such taxes within fifteen (15) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to the Tenant's property.

                   ARTICLE 7: PAYMENT OF RENTAL/LATE CHARGES

7.1 Tenant shall pay the rentals and all other charges herein specified to Landlord at the address set forth on page one of this Lease, or to another person and at another address as Landlord shall from time to time designate in writing.

Any payment of rent, additional rent or other charge required to be made by Tenant to Landlord under the terms of this Lease not received within ten (10) days after the due date thereof shall be subject to a late charge of five percent (5%) of the delinquent amount.

7.2 Any rent, additional rent or other charge, expense or cost due and payable from Tenant to, Landlord not paid within ten (10) days of the due date shall bear interest from the due date at the rate equal to the lesser of: (a) eighteen percent (18%) per annum or, (b) the highest rate permitted by the usury laws of the State of Florida.

                           ARTICLE 8: SECURITY DEPOSIT

8.1 Tenant has deposited with Landlord upon delivery of this Lease the sum of Five Thousand and 00/1 00 Dollars ($ 5,000.00), receipt of which is hereby acknowledged by Landlord, as security for the full and faithful performance of each and every term, provision, covenant and condition of this Lease.

8.2 If Tenant defaults in any of the terms, provisions, covenants and conditions of this Lease, including but not limited to the payment of rent, additional rent or other charge and said default continues for ten (10) days after Tenant's receipt of written notice from Landlord of said default, Landlord may, but need not, use, apply, or retain the whole or any part of this security not as liquidated damages but for the payment of any rent or charge in default or for any other sum which Landlord may spend or be required to spend by reason of Tenant's default. If any portion of said deposit is so used or applied, Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount. Should Tenant fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the security or any balance of the security shall be returned to Tenant or, at the option of Landlord, to the last assignee of Tenant's interest in this Lease within ten (10) days after the Expiration Date and surrender of the Premises by Tenant. Landlord's rights with reference to the security deposit shall be in addition to and shall not preclude any other rights, remedies, or recoveries available to Landlord by law or under the terms of this Lease.

8.3 Tenant agrees that in case the Landlord shall sell or exchange Landlord's interest in the Premises during the lease Term, Landlord may pay the deposit to any subsequent owner and in that event, Tenant does hereby agree to release Landlord from all liability for the return of such deposit. Landlord shall not be required to maintain such funds in a segregated account, but may deposit such funds in any general account of Landlord, provided that such commingling shall in no way affect Landlord's obligations to Tenant regarding such funds hereunder. Tenant shall not be entitled to any interest on the security deposit.

                     ARTICLE 9: CONSTRUCTION OF THE PREMISES

9.1 Landlord shall construct the Building and Tenant's Leasehold Improvements, as defined in Exhibit "B", in accordance with plans and specifications prepared by Landlord's architect. The respective obligations, covenants and agreements of Landlord and Tenant to construct the Premises including the division of responsibilities and procedures for design and construction and for payment of costs and expenses are more specifically set forth in Exhibit "B", ("Building Standard Workletter for Tenant Improvements"). Landlord agrees to provide to Tenant a

Leasehold Improvement Allowance in an amount equal to the number of square feet of Net Useable Area within the Premises multiplied by Twenty and 00/100 dollars ($ 20.00 ) (the "Leasehold Improvement Allowance"). Landlord represents that it will obtain a competitive price for the cost of constructing Tenant Leasehold Improvements and that Landlord will not add an administrative fee over and above the contractor's fee for construction of the work.

9.2 Prior to the Commencement Date, any work performed by Tenant, or any fixtures or personal property moved onto the Premises, shall be at Tenant's own risk and neither Landlord nor Landlord's agents or contractors shall be responsible to Tenant for damage or destruction of Tenant's work or property including damage or destruction occasioned by Landlord's own negligence. Tenant agrees to indemnify Landlord and hold Landlord harmless against claims made with respect to damage or destruction of property of third persons moved on the Premises prior to the Commencement Date at Tenant's request.

9.3 Taking possession of all or any portion of the Premises by Tenant shall be conclusive evidence as against Tenant that the Premises or such portion thereof are in satisfactory condition on such date of possession, subject only to any deficiencies listed in writing in a notice delivered by Tenant to Landlord not more than thirty (30) days after the Commencement Date.

9.4 "Net Useable Area" shall mean the total area within the Premises as measured from the interior surface of exterior walls, windows and doors to the midpoint of all interior demising walls, windows and doors, without deduction for columns or projections.

                             ARTICLE 10: ALTERATIONS

10.1 After completion of Landlord's construction obligations under Article 9, Tenant shall not make, or cause to be made any further additions to, or alterations of the Premises, or any part thereof, without the prior written consent of Landlord which consent will not be unreasonably withheld. Notwithstanding the foregoing, Tenant shall have the right from time to time to make alterations and/or improvements to the Premises which are consistent with the nature of the business being conducted by it, provided it submits plans therefore to Landlord for prior approval. Landlord agrees not to unreasonably withhold its consent thereto.

                     ARTICLE 11: FIXTURES/PERSONAL PROPERTY

11.1 All trade fixtures installed by Tenant and movable furniture that are not permanently affixed to the Premises shall remain the property of Tenant and may be removed by Tenant not later than the Expiration Date, provided that Tenant is not then in default hereunder. Tenant shall promptly repair, at its own expense, any damages occasioned by such removal. All wall covering, floor covering, window coverings, lighting and other special fixtures that may be placed upon, installed in or attached to the Premises by Tenant shall, at the Expiration Date or earlier termination of this Lease for any reason, be the property of Landlord and remain upon and be surrendered with the Premises, without disturbance, molestation or injury unless designated by Landlord to be removed.

                                ARTICLE 12: LIENS

12.1 Tenant shall keep the Premises and the property on which the Premises are situated free from any liens arising out of work performed, material furnished or obligations incurred due to Tenant's actions or the failure of Tenant to comply with any law excluding, however, security interests in Tenant's personal property. The interests of the Landlord in the Premises shall not be subject to liens for improvements made by the Tenant. Any such liability is expressly prohibited, and a notice pursuant to Section 713.10, Florida Statutes, shall be recorded in the Public Records of Collier County, Florida by Landlord. In the event any such lien does attach against the Premises, and Tenant does not discharge the lien or post bond (which under law would prevent foreclosure or execution under the lien) within ten (10) days after demand by Landlord, Landlord may take any action necessary to discharge the lien. Tenant shall pay Landlord upon demand for or on account of any cost or expense (including reasonable attorney's fees) incurred by Landlord by reason of attachment or discharge of such lien and shall indemnify Landlord against any liability arising out of attachment of such lien.

                          ARTICLE 13: SECURITY INTEREST

13.1 Tenant hereby pledges and assigns to the Landlord, and grants a lien upon all furniture, fixtures, goods and chattels of Tenant located on said Premises, as security for the payment of the sums due hereunder. Tenant agrees that such lien may be enforced by distress, foreclosure or otherwise at the election of the Landlord, and does hereby agree to pay reasonable attorneys' fees incurred by Landlord in perfecting and liquidating such liens, plus all costs and charges incidental thereto. Tenant agrees that such lien may be enforced by a distress, foreclosure, or otherwise at the election of the Landlord. Tenant and Landlord agree that in any such action, the prevailing party shall be entitled to recoupment of all attorney's fees plus other reasonable costs thereto from the non-prevailing party.

                ARTICLE 14: USE OF PREMISES/RULES AND REGULATIONS

14.1 Tenant shall use the Premises solely for the purpose of conducting its business, which is: General business office.

Tenant shall not use or permit the Premises to be used for any other purpose or purposes except with the prior written consent of Landlord, which shall not be unreasonably withheld.

14.2 Tenant shall comply with all statutes, ordinances, rules, regulations and orders of all municipal, state and federal authorities now in force or which may hereafter by in force pertaining to the use of the Premises. Tenant, to the best of Tenant's knowledge, shall not use or permit the Premises to be used in whole or in part for any purpose or use in violation of any of the laws, ordinances regulations or rules of any public authority at any time applicable thereto.

14.3 Tenant shall not:

      (a) commit, or suffer to be committed, any waste upon the Premises;

      (b) engage in any activity which will increase the existing premium rate of insurance on the Premises or cause a cancellation of any insurance polity or permit to remain in or about the Premises any article that may be prohibited by standard form fire insurance policies;

      (c) use the Premises for or carry on or permit any offensive, noisy, or dangerous trade, business, manufacture or occupation, or any nuisance or anything against public policy, or interfere with the business of or disturb the quiet enjoyment of any other Tenant in the Building;

      (d) use the exterior of the roof or walls of the Premises or Building for any purpose.

14.4 Tenant shall faithfully observe and comply with the rules and regulations printed on Exhibit "C" to this Lease, all parking regulations that may be established in accordance with Article 5 and all modifications of and additions thereto from time to time put into effect by Landlord. Landlord shall not be responsible to Tenant for the nonperformance by any other Tenant or occupant of the Building of any such rules and regulations.

14.5 Insolvency Of Tenant. To the extent allowed by applicable law, if Tenant shall become insolvent or if bankruptcy proceedings shall be instituted by or against the Tenant, provided Tenant has not cured same within sixty (60) days of initiation of said bankruptcy proceedings, before the end of the term of this Lease, Landlord is hereby irrevocably authorized, at its option, to cancel this Lease as for a default. Landlord may elect to accept rent from any receiver, trustee, or other person in a fiduciary capacity without affecting Landlord's rights as contained in this Lease, but no receiver, trustee or other judicial officer shall ever have any right, title or interest in or to the Premises described herein by virtue of this Lease.

14.6 Abandonment. Tenant shall continuously occupy the Premises during the Term and shall not vacate or abandon the Premises at any time during the Term without Landlord's written consent.

                     ARTICLE 15: RIGHTS RESERVED BY LANDLORD

15.1 Landlord shall have the following rights, exercisable without notice and without liability to Tenant for damage or injury to property, persons or business and without effecting an eviction, constructive or actual, or disturbance of Tenant's use or possession or giving rise to any claim for setoff or abatement of rent:

      (a) To change the Building's name or street address.

      (b) To install, affix and maintain any and all signs on the exterior and interior of the Building.

      (c) To designate and approve, prior to installation, all types of window shades, blinds, drapes, awnings, window ventilators and other similar equipment, and to control all internal lighting that may be visible from the exterior of the Building.

      (d) To designate, restrict and control all sources from which Tenant may obtain ice, drinking water, towels, toilet supplies, shoe shining, catering, food and beverages, or like or other services on the Premises and in general, to reserve to Landlord the exclusive right to designate, limit, restrict and control any business and any services in or to the Building and its Tenants.

      (e) To retain at all times, and to use in appropriate instances, keys to all doors within and into the Premises. No locks shall be changed or added without the prior written consent of Landlord.

      (f) To decorate and to make repairs, alterations, additions, changes or improvements, whether structural or otherwise, in and about the Building, or any part thereof, and for such purposes to enter upon the Premises and during the continuance of any of said work to temporarily close doors, entryways, public space and corridors in the Building, to interrupt or temporarily suspend Building services and facilities and to change the arrangement and location of entrances or passageways, doors and doorways, corridors, elevators, stairs, toilets, or other Interior Common Facilities, all without abatement of rent or affecting any of Tenant's obligations hereunder, so long as the Premises are reasonably accessible.

      (g) To have and retain a paramount title to the Premises free and clear of any act of Tenant purporting to burden or encumber them.

      (h) To grant to anyone the exclusive right to conduct any business or render any service in or to the Building, provided such exclusive right shall not operate to exclude Tenant from the use expressly permitted herein.

      (i) To approve the weight, size and location of safes and other heavy equipment and articles in and about the Premises and the Building, and to require all such items and furniture and similar items to be moved into and out of the Building and Premises only at such times and in such manner as Landlord shall direct in writing. Movements of Tenant's property into or out of the Building and within the Building are entirely at the risk and responsibility of Tenant and Landlord reserves the right to require permits before allowing any such property to be moved into or out of the Building.

      (j) To prohibit the placing of vending or dispensing machines of any kind in or about the Premises without the prior written permission of Landlord.

      (k) To have access for tenants of the Building to any mail chutes located on the Premises according to rules of the United States Postal Service.

      (l) To take all such reasonable measures as Landlord may deem advisable for the security of the Building and its occupants, including without limitation, the search of all persons entering or leaving the Building, the evacuation of the Building for cause, suspected cause, or for drill purposes, the temporary denial of access to the Building, and the closing of the Building after regular working hours.

Reservation of the rights set forth in this Section shall, however, impose no obligation or duty upon Landlord to exercise said rights.

                           ARTICLE 16: QUIET ENJOYMENT

16.1 Landlord covenants that upon Tenant's paying the rentals and keeping and performing all of the terms, covenants and conditions of this Lease, Landlord will do nothing that will prevent Tenant from peaceably and quietly enjoying, holding and occupying the Premises during the Lease Term. This covenant shall not extend to any disturbance, act or condition brought about by any other tenant in the Building and shall be subject to the rights of Landlord set forth in this Lease. This Lease Agreement is subject to any Easements, Covenants and Restrictions of record and to any terms of any ground lease for the property upon which the Building is located.

                     ARTICLE 17: MAINTENANCE AND SANITATION

17.1 Subject to Articles 21 and 22 and Tenant's obligations under Sections 17.2 and 17.3, Landlord covenants to maintain the Building in good and tenantable condition and repair. Tenant hereby waives all rights to make repairs at the expense of Landlord. Landlord's maintenance and repair costs under this Section
17.1 will be deemed an Operating Expense. The foregoing notwithstanding, Landlord shall not be liable to Tenant for failure to make repairs as required herein unless Tenant has previously notified Landlord, in writing, of the need for such repairs and Landlord has failed to commence said repairs within fifteen
(15) days following receipt of Tenant's written notification. Landlord shall have no obligation to alter, remodel, improve, decorate or paint the Premises except as set forth in Exhibit "B".

17.2 If Landlord would be required to perform any maintenance or make any repairs under Section 17.1 because of: (1) modifications to the roof, walls, foundation and floor of the Building from that set forth in Landlord's plans and specifications which are required by Tenant's design for improvements, alterations and additions; (b) installation of Tenant's improvements, fixtures or equipment; (c) Tenant's or Tenant's employees' or customers' negligence or wrongful act; or, (d) Tenant's failure to perform any agreement contained in this Lease, Landlord may perform the maintenance or repairs or require Tenant to do so. If Landlord performs the maintenance or repair arising under this Section 17.2, Tenant shall pay Landlord the cost thereof plus a reasonable amount for Landlord's overhead upon receipt of a statement from Landlord. The cost incurred by Landlord under this Section shall not be an Operating Expense for purposes of
Article 4.

17.3 To the extent caused by Tenant, Tenant covenants and agrees to:

      (a) pay Landlord, Landlord's cost of maintenance and repair, including additional janitorial costs, of any Non-Building Standard Improvements and Non-Building Standard materials and finishes, as defined in Exhibit "B", special leasehold improvements in excess of or in addition to Building Standard, as defined in Exhibit "B".

      (b) pay Landlord, Landlord's cost of repair or replacement of all ceiling and wall finishes (including painting) and floor or window coverings which require repair or replacement during the Lease Term.

Landlord's costs under this Section will not be deemed an Operating Expense.

                  ARTICLE 18: UTILITIES AND JANITORIAL SERVICES

18.1 Landlord agrees to furnish to the Premises during normal business hours, and subject to the rules and regulations of the Building, electricity suitable for the intended use of the Premises, heat and air conditioning required in Landlord's judgment for normal use and occupation of the Premises and janitorial services for the Premises and Common Areas. Normal business hours for the Building shall be from 8:00 am. to 6:00 p.m. on Mondays through Fridays, and 8:00 a.m. to 1:00 p.m. on Saturdays, except for national holidays. Services shall not be provided Saturdays, Sundays and holidays except herein provided. Landlord further agrees to furnish hot and cold water to those areas provided for general use of all tenants in the Building. If Tenant is desirous of the use of the Premises over and above normal business hours, Landlord agrees that electricity, heating and air conditioning suited for the intended use of the Premises will be available to the Premises. Tenant agrees to pay the additional operating expense, if any, for these services, due to Tenant's use of the Premises after normal business hours.

18.2 As used in the Article 17, "Excess Consumption" means the consumption of electrical current (including current in excess of 120 volts), water, heat, cooling or compressed air (if compressed air is furnished by Landlord) in excess of that which would be provided to the Premises were the Premises to be: (i) built out with Building Standard Improvements only; (ii) used as general office space during normal business hours; and (iii) equipped only with word processors, typewriters, desk calculators, dictation equipment and copying machines with power requirements of 30 amperes or less. Tenant will not, without the written consent of Landlord, use any apparatus or device in the Premises, including but without limitation thereto, duplicating machines, electronic data processing machines, punch card machines and machines using electrical current in excess of 110 volts, which will in any way result in Excess Consumption (For purposes of this Section, Excess Consumption is the unreasonable consumption of electricity, water, heat, cooling or compressed air of a nature unrelated to the use of the Premises as general office space.) nor connect, except through existing electrical outlets, water pipes, ducts or airpipes (if any there be) in the Premises, any apparatus, or device, for the purposes of using electric current, water, heating, cooling or air. If Tenant shall require water, heating, cooling air or electric current which will result in Excess Consumption, Tenant shall first procure the consent of Landlord to the use thereof, and Landlord may cause separate meters to be installed to measure Excess Consumption or establish another basis for determining the amount of Excess Consumption. Tenant covenants and agrees to pay for the cost of the Excess Consumption based on Landlord's cost, plus any additional expense incurred in installing meters for keeping account of the Excess Consumption, at the same time as payment of the Minimum Monthly Rent is made. Tenant further agrees to pay Landlord the cost, if any, to upgrade existing mechanical, electrical, plumbing and HVAC facilities, if required to provide Excess Consumption, upon receipt of a statement therefor. Excess Consumption costs will not be an Operating Expense for purposes of Article 4.

18.3 Other than for Landlord's negligence or willful misconduct, Landlord shall not be liable in damages or otherwise in the event of any failure of interruption of any utility or service supplied to the Premises or Building. In no event shall such a failure entitle Tenant to terminate this Lease.

                        ARTICLE 19: ENTRY AND INSPECTION

19.1 Landlord and Landlord's agents shall have the right to enter into and upon the Premises at all reasonable times with a minimum of a twenty-four (2) hour notice, whether written or oral, to Tenant (where such entry will not unreasonably disturb or interfere with Tenant's use of the Premises) for the purpose of inspecting the same; performing Landlord's maintenance and repair obligations under this Lease; maintaining or making repairs, alterations, or additions to any other portion of the Building, including the erection and maintenance of such scaffolding, canopy, fences and props as may be required and posting notices of nonliability for alterations, additions or repairs. Landlord and Landlord's agents shall further have the right to enter the Premises at all reasonable times to show the Premises to prospective purchasers, mortgagees or tenants. Tenant shall permit Landlord, at any time within one hundred fifty
(150) days prior to the expiration of the Lease Term, to place upon the Premises any usual or ordinary "For Lease" signs.

19.2 If Landlord has provided notice as referenced in Section 19.1, or in the event of an emergency and Tenant shall not be present to open and permit an entry into said Premises, when for any reason an entry therein shall be necessary or permissible, Landlord or Landlord's agents may use a master key to enter, without rendering Landlord or such agents liable therefor, and without in any manner affecting the obligations and covenants of this Lease. Landlord shall be permitted to take any action under this Article without any abatement of rent and without any liability to Tenant for any loss of occupation or quiet enjoyment of the Premises thereby occasioned, nor shall such action by Landlord be deemed an actual or constructive eviction.

                ARTICLE 20: ACCEPTANCE OF THE PREMISES, LIABILITY
                    INSURANCE AND INDEMNIFICATION OF LANDLORD

20.1 As used in this Article, "Claims" means any claims, suits, proceedings, actions, causes of action, responsibility, liability, demands, judgments and executions.

20.2 All merchandise, furniture, floor and wall covering and all personal property and fixtures belonging to Tenant and all persons claiming by or through Tenant which may be on the Premises shall be at Tenant's sole risk. Tenant hereby waives all Claims against Landlord for loss, injury or damage to all persons and property on the Premises or the Common Areas from theft, fire, water, gas or otherwise, including sprinkler leakage or bursting pipes other than loss, injury or damage caused by Landlord's negligence or willful misconduct. Tenant accepts the

Premises "as is" and Landlord makes no warranty as to the condition of the Premises.

20.3 Tenant hereby agrees to indemnify and to hold Landlord and any Mortgagee of Landlord harmless against all Claims arising from: Tenant's possession, use, maintenance and repair of the Premises; any act or omission of Tenant or Tenant's invitees, agents and employees; any default of Tenant under this Lease; or other acts or omissions which result in personal injury, loss of life or property damage sustained in and about the Premises.

20.4 Upon taking possession of the Premises and thereafter during the Lease Term, the Tenant shall, at Tenant's sole cost and expense, maintain comprehensive liability insurance, including, without limitation, premises liability and contractual liability endorsements, against Claims for personal injury, death, or property damage occurring in, upon, or about the Premises. The limits of liability of such insurance shall not be less than One Million Dollars ($1,000,000) combined single limit or in such higher amounts as Landlord may require. All such policies of insurance shall name Landlord and/or such other party or parties as Landlord may require as additional insureds.

20.5 Tenant's insurance shall be maintained with an insurance company qualified to do business in the state in which the Premises are located and having a current A.M. Best manual rating of at least A-X or better. Tenant's insurance policies will contain endorsements stating that the insurance will not be canceled nor will the carrier fail to renew or materially change the policy without first giving Landlord thirty (30) days written notice. Before entry into the Premises and before expiration of any policy, Tenant shall provide Landlord with evidence that the requirements of this Article have been met and that the applicable premiums or renewal premiums have been paid.

20.6 During the entire Lease Term, Landlord shall maintain public liability insurance against Claims for personal injury, death or property damage occurring on the Common Areas. The limits of liability of such insurance shall be in such amounts as Landlord shall determine. The cost of the public liability and property damage insurance on the Common Areas shall be an Operating Cost under
Article 4 of this Lease.

20.7 Landlord shall not be responsible or liable to Tenant for any Claims for loss or damage caused by the acts of omissions of any persons occupying any space adjacent to or adjoining the Premises, except for Landlord's negligence or willful misconduct.

                         ARTICLE 21: CASUALTY INSURANCE

21.1 Tenant shall maintain fire and extended coverage insurance with a business interruption endorsement on merchandise, personal property, equipment and trade fixtures owned or used by Tenant and other property which Tenant may remove on the Expiration Date. Tenant shall not maintain insurance on any structural portion of the Premises, roof, demising or interior walls or floors. In event of violation of this obligation, Tenant agrees all proceeds of Tenant's insurance policies, except proceeds related to Tenant's personal property or improvements supplied by

Tenant, will be held in trust for the benefit of Landlord.

21.2 Landlord shall maintain fire and full extended coverage insurance ("all risk") including vandalism and malicious mischief, sprinkler leakage damage and flood and boiler explosion endorsements throughout the Lease Term on the Building and may name the holder of a first mortgage or deed of trust and any ground lessor as additional insured. Landlord may elect to self-insure any component comprising the Common Areas. At Landlord's option, the policy of insurance may include a business interruption insurance endorsement for loss of rents. The cost of the insurance obtained under this Section shall be an Operating Cost under Article 4 of this Lease. If, however, during the Lease Term premiums for fire and extended coverage insurance are or may be calculated by rating the premises of individual tenants within the Building and it is determined that the rate for the Premises, due to Tenant's special fixtures, Non-Building Standard Improvements, business or otherwise, is in excess of the rate attributable to the premises having the lowest rate, Tenant agrees to pay Landlord the difference between the premium attributable to the Premises and that premium which would be attributable to the Premises were the Premises rated at the lowest rate. If the Building is rated as a whole and it is determined that the premium, due to Tenant's special fixtures, Non-Building Standard Improvements or business, is in excess of the premium which would have been charged, but for Tenant's fixtures, improvements or business, Tenant agrees to pay Landlord such excess. Tenant shall have no rights in said policy procured by Landlord under this Section and shall not be entitled to be named as insured thereunder.

21.3 Tenant hereby waives any right of recovery from Landlord, and Landlord's agents, officers and employees, and Landlord hereby waives any right of recovery from Tenant and Tenant's agents, officers or employees, for any loss or damage (including consequential loss) resulting from any of the perils insured against by either's fire and extended coverage policy. The parties shall give their respective insurance carriers notice of this waiver and secure an endorsement from each carrier to the effect that the waivers given under this Section shall not adversely affect or impair the policies of insurance or prejudice the right of the named insured on the policy to recover thereunder. A waiver given under this Section shall apply only to losses occurring during the time that such an endorsement is in effect.

                 ARTICLE 22: DAMAGE AND DESTRUCTION OF PREMISES

22.1 In the event of (a) fire or other casualty damage to the Premises or the Building during the Lease Term which requires repairs to either the Premises or the Building, or (b) the Premises or Building being declared unsafe or unfit for occupancy by an authorized public authority for any reason other than Tenant's act, use or occupation, which declaration requires repairs to either the Premises or the Building, Landlord shall commence to make said repairs within sixty (60) days from the date of the casualty. No such destruction (including any destruction necessary in order to make repairs) shall annul or void this Lease. The Minimum Monthly Rent shall be Proportionately reduced while such repairs are being made, based upon the extent to which the making of such repairs shall interfere with the business carried on by Tenant in the Premises or interfere with Tenant's use and enjoyment of the Premises.

22.2 Landlord's obligation to repair the Premises shall, however, be subject to the following.

If:

      (a) during the last three (3) years of the Lease Term the Premises or the Building is damaged as a result of fire or any other insured casualty; or,

      (b) the Premises are damaged to the extent of twenty-five percent (25%) of replacement value; or,

      (c) the Premises or the Building are damaged or destroyed as a result of a casualty not insured against; or,

      (d) fifty percent (50%) or more of the gross leasable floor area of the Building shall be damaged or destroyed by fire or other cause,

Landlord shall have the right, to be exercised by notice in writing to Tenant given within forty-five (45) days from said occurrence, to cancel and terminate this Lease. Upon notice to Tenant, the Lease Term shall expire by lapse of time upon the thirtieth day after such notice is given, and Tenant shall vacate the Premises and surrender the same to Landlord. If Landlord elects to terminate this Lease under this Section, all rents shall be prorated as of the date of damage or destruction and Landlord shall be released from liability or obligation to Tenant. If Landlord, however, elects to make said repairs, and provided Landlord uses due diligence in making said repairs, this Lease shall continue in full force and effect and the Minimum Monthly Rent shall be proportionately reduced as provided in Section 22.1.

22.3 With respect to any destruction (including any destruction necessary in order to make repairs) which Landlord is obligated to repair or may elect to repair under the terms of this Article, Tenant waives any statutory or other right Tenant may have to cancel this Lease as a result of such destruction and no such destruction shall annul or void this Lease.

22.4 The provisions of this Article shall supersede the obligations of Landlord to make repairs under Section 17.1 of the Lease. Landlord shall not be obligated to make repairs to the extent that the cost thereof exceeds the insurance proceeds or to the extent such repairs would exceed Building Standard as defined in Exhibit "B".

22.5 Unless the Lease is terminated under this Article, upon substantial completion of Landlord's restoration obligations, the Minimum Monthly Rent shall be restored to the amounts which would have been in effect but for the damage or destruction.

                           ARTICLE 23: EMINENT DOMAIN

23.1 As used in this Article, "Taking" means a taking of or damage to the Premises or Building or any part thereof by exercise of the power of eminent domain, condemnation or sale under the threat of or in lieu of eminent domain or condemnation.

23.2 If the whole of the Building or the whole of the Premises shall be acquired by a Taking, or if the whole of the Automobile Parking Area is acquired by a Taking then this Lease shall terminate as of the date the order of Taking is issued.

23.3 If more than fifty percent (50%) of the gross leasable floor area of the Building is acquired by a Taking, whether or not any portion of the Premises is so taken, either Landlord or Tenant shall have the right to terminate this Lease as of the date of such Taking by giving either party ninety (90) days written notice of either party's intent to terminate this Lease.

23.4 If more than twenty-five percent (25%) of the Premises is acquired in a Taking, either Landlord or Tenant may terminate this Lease upon notice to the other within ninety (90) days prior to taking of possession. If less than twenty-five percent (25%) of the Premises is acquired in a Taking, Landlord shall promptly restore the Premises to a condition comparable to its condition at the time of such condemnation less the portion acquired in the Taking, this Lease shall continue in full force and effect with respect to that part not acquired, and the Minimum Monthly Rent shall be reduced in the proportion that the rental value of the Premises after the taking bears to the rental value before the Taking.

23.5 Notwithstanding Section 23.2, if any part of the Automobile Parking Area shall be acquired by a Taking, Landlord shall have the right to provide substitute parking facilities and this Lease shall continue in full force and effect unless a governmental entity forces the closing of the Building. If a closing is required, this Lease shall terminate on the date of closing.

23.6 In the event of a Taking as hereinbefore provided, whether whole or partial, the Tenant shall not be entitled to any part of the award, as damages or otherwise for diminution in value of the leasehold, reversion or fee, and Landlord is to receive the full amount of such award. Tenant hereby expressly waives any right or claim to any part thereof Tenant shall have no claim against Landlord for the value of the unexpired Lease Term if the Lease is terminated under this Article. Although all damages in the event of any condemnation are to belong to the Landlord, Tenant shall have the right to claim and recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant in Tenant's own right on account of any damage to Tenant's business by reason of the condemnation and for or on account of any cost or loss to which Tenant might be put in removing Tenant's merchandise, furniture, trade fixtures and equipment.

23.7 If this Lease is terminated partially or in total under this Article all rents shall be prorated as of the date of Taking including refunds for amounts paid in advance by Tenant.

                      ARTICLE 24: ASSIGNMENT AND SUBLETTING

24.1 Tenant shall not transfer or assign this Lease, or any interest therein, and shall not sublet the Premises or any part thereof, or any right or privilege appurtenant thereto, including spaces in the Automobile Parking Area, without Landlord's consent. Consent by Landlord to one assignment, subletting, occupation or use by another person shall not be deemed to be a consent to any subsequent assignment, subletting, occupation or use by another person. Neither this Lease nor any interest therein shall be assignable, as to the interest of Tenant, by operation of law, without prior written consent of Landlord. Any attempted transfer, assignment or subletting without the prior written consent of Landlord shall be void. Landlord acknowledges that the Tenant may initially be subletting a portion of its Premises for a temporary period of time. Landlord agrees that a request from Tenant for subletting approval from the Landlord shall not be unreasonably withheld.

If Tenant is a corporation, an unincorporated association or a partnership, unless listed on a national stock exchange, the transfer, assignment or hypothecation of any stock or interest in such corporation, association or partnership in the aggregate in excess of fifty percent (50%) shall be deemed an assignment of this Lease.

24.2 If Landlord consents to any assignment of this Lease or a subletting of all or any part of the Premises, Tenant shall pay to Landlord, on the same dates that payments are to be made by any assignee or subtenant under the assignment or sublease document approved by Landlord, as Additional Rent, fifty percent (50%) of any excess Minimum Monthly Rent, Additional Rent or other charges to be paid by such assignee or subtenant to Tenant over the Minimum Monthly Rent, Additional Rent or other charges reserved to Landlord under this Lease for that part of the Premises assigned or subleased.

24.3 If Tenant, with Landlord's prior written approval, assigns this Lease or sublets the Premises, and the assignee or sublessee maintains the liability insurance coverage required by Section 20.3, Tenant shall be relieved of such obligation. Tenant agrees t9 pay Landlord reasonable legal fees incurred in connection with the processing of any documents necessary to give consent.

24.4 The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or may at the option of Landlord, operate as an assignment to Landlord of any or all such subleases or subtenancies.

                    ARTICLE 25: SALE OF PREMISES BY LANDLORD

In the event of any sale of the Building or the property upon which the Building is located or assignment of this Lease by Landlord, Landlord shall be and is hereby entirely freed and relieved of all liability under any and all of Landlord's covenants and obligations contained in or derived from this Lease or arising out of any act, occurrence or omission occurring thereafter; and the assignee or purchaser, at such sale or any subsequent sale of the Premises or assignment of this Lease, shall be deemed, without any further agreement between the parties and only such assignee or purchaser, to have assumed and agreed to carry out any and all of the covenants and obligations of Landlord under this Lease.

                      ARTICLE 26: SUBORDINATION/ATTORNMENT

Tenant's interest under this Lease shall be subordinate to all terms of the lien of any ground lease, first deed of trust or first mortgage (hereinafter collectively referred to as "mortgage") now or hereafter placed on the Landlord's interest in the Premises or on the land and buildings of which the Premises are a part. If the Premises or the Building is sold pursuant to default on the mortgage, or pursuant to a transfer in lieu of foreclosure, Tenant shall, at the mortgagee's or purchaser's election, not disaffirm this Lease but shall attorn to the mortgagee or purchaser. This Article shall be self-operative, however, Tenant agrees to execute and deliver, if Landlord should so request, such further instruments necessary to subordinate this Lease to a lien of any mortgage and to affirm the attornment provisions set forth herein.

                            ARTICLE 27: RIGHT TO CURE

In the event of breach, default, or noncompliance hereunder by Landlord, Tenant shall, before exercising any right or remedy available to it, give Landlord written notice of the claimed breach, default, or noncompliance. If prior to its giving such notice Tenant has been notified in writing (by way of Notice of Assignment of Rents and Leases, or otherwise) of the address of a lender which has furnished financing that is secured by realty mortgage or deed of trust on the Premises or the Building, concurrently with giving the aforesaid notice to Landlord, Tenant shall also give notice by registered mail to such lender. For the thirty (30) days following such notice (or such longer period of time as may be reasonably required to cure a matter which, due to its nature, cannot reasonably be remedied within thirty (30) days), Landlord shall have the right to cure the breach, default, or noncompliance involved. If Landlord has failed to cure a default within said period, any such lender shall have an additional thirty (30) days within which to cure the same or, if such default cannot be cured within that period, such additional time as may be necessary if within such (30) day period said lender has commenced and is diligently pursuing the actions or remedies necessary to cure the breach, default, or noncompliance involved (including, but not limited to, commencement and prosecution of proceedings to foreclose or otherwise exercise its rights under its mortgage or other security instrument, if necessary to effect such cure), in which event this Lease shall not be terminated by Tenant so long as such actions or remedies are being diligently pursued by said lender.

                        ARTICLE 28: ESTOPPEL CERTIFICATES

Tenant agrees at any time and from time to time upon request by the Landlord, to execute, acknowledge and deliver to Landlord a statement within five (5) calendar days of demand in writing certifying (1) that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating such modifications), (b) the dates to which the Minimum Monthly Rent and other charges have been paid in advance, if any, (c) Tenant's acceptance and possession of the Premises, (d) the commencement of the Lease Term, (e) the rent provided under the Lease, and (f) that Landlord is not in default under this Lease (or if Tenant claims such default, the nature thereof), (g) that Tenant claims no offsets against the rent, and (h) such other information as shall be reasonably necessary to establish the status of the tenancy created by this Lease. It is intended that any such statement delivered pursuant to this Article may be relied upon by any prospective purchaser, mortgagee or assignee of any mortgagee of the Premises or the Building. Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant that this Lease in full force and effect without modification except as may be represented by Landlord; that there are no incurred defaults in Landlord's performance; and that no rental has been paid in advance unless otherwise herein specifically provided. A refusal by Tenant to execute and deliver any such statement shall constitute an event of default under this Lease. Tenant will have five (5) calendar days from written notice of default to cure the same.

                 ARTICLE 29: DEFAULT AND CONDITIONAL LIMITATIONS

29.1 The following shall constitute a default under this Lease:

      (a) if Tenant fails to pay any installment of the Minimum Monthly Rent or Additional Rent herein provided or any other sum required by this Lease to be paid to Landlord, or any part thereof, within ten (10) days of the due date or in the manner provided; or

      (b) if Tenant fails to perform any other covenants or conditions on its part agreed to be performed and such failure to perform other covenants shall continue for thirty (30) days after notice thereof from Landlord to Tenant; or

      (c) if a petition or proceeding under the federal Bankruptcy Act or any amendment thereto is filed or commenced by or against Tenant or any guarantor of this Lease, and if against Tenant, said proceedings shall not be dismissed within sixty (60) days following commencement thereof; or

      (d) if Tenant or any guarantor of this Lease is adjudged by a court of competent jurisdiction insolvent, makes an assignment for the benefit of its creditors or enters into an arrangement with its creditors; or

      (e) if a writ of attachment or execution is levied on the leasehold estate hereby created and is not released or satisfied within sixty (60) days thereafter; or

      (f) if a receiver is appointed in any proceeding or action to which Tenant is a party with authority to take possession or control of the Premises or the business conducted thereon by Tenant or the property of any guarantor of this Lease and such receiver is not discharged within a period of thirty (30) days after his appointment; or

      (g) Tenant abandons or vacates the Premises.

29.2 Upon a default of Tenant as defined in Section 29.1 Landlord, or Landlord's agents and employees shall have the right and option to:

      (a) prosecute and maintain an action or actions, as often as Landlord deems advisable, for collection of the Rents, other charges and damages as the same accrue, without entering into possession and without terminating this Lease. No judgment obtained shall constitute a merger or otherwise bar prosecution of subsequent actions for Rents and other charges and damages as they accrue.

      (b) immediately or at any time thereafter reenter and take possession of the Premises and remove Tenant, Tenant's agents, any successors, assignees, subtenants, licensees, concessionaires, or invitees and any or all of their property from the Premises. Reentry and removal may be effected by summary proceedings or any other action or proceedings at law, by force or otherwise. Landlord shall not be liable in any way in connection with any action taken under this paragraph. No action taken, commenced or prosecuted by Landlord, no execution on any judgment and no act or forbearance on the part of Landlord in taking or accepting possession of the Premises shall be construed as an election to terminate this Lease unless Landlord expressly exercises this option under
Section 29.2(c).

Upon taking possession of the Premises Landlord will use its best faith efforts, without termination of this Lease to relet the Premises or any part thereof as agent for Tenant for such rental terms and conditions (which may be for a term extending beyond the Lease Term) as Landlord, in its sole discretion, may deem advisable, with the right to make alterations and repairs to said Premises required for reletting. The rents received by Landlord from such reletting shall be applied first to the payment of any costs of reletting and second to the payment of rent due and unpaid hereunder. The residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. If the rents received from such reletting during any month are insufficient to reimburse Landlord for any costs of reletting or rent due and payable, Tenant shall pay any deficiency to Landlord. Such deficiency shall be calculated and paid monthly. Notwithstanding any such reletting without termination, Landlord may at any time thereafter, elect to terminate this Lease for such previous breach.

      (c) elect to terminate this Lease by written notice to Tenant. In event of such termination, Tenant agrees to immediately surrender possession of the Premises. If Tenant fails or refuses to surrender the Premises, Landlord may take possession in accordance with Section 29.2(b). Should Landlord terminate this Lease, Tenant shall have no further interest in this Lease or in the Premises, and the Landlord may recover from Tenant all damages it may incur by reason of Tenant's default, including (1) the cost of reletting the Premises, and (2) the worth at the time of such termination of the excess, if any, of the amount of rent and charges equivalent to rent reserved in this Lease for the remainder of the Lease Term over the then reasonable rental value of the Premises for the remainder of the Lease Term all of which amounts shall be immediately due and payable at Landlord's election from Tenant to Landlord. In determining the rent which would be payable by Tenant hereunder subsequent to default, the monthly rent for the unexpired term shall be calculated on the basis of the Minimum Monthly Rent and additional rent payable by Tenant at the time of default plus any future increases which are determinable at the time of calculation.

      (d) obtain the appointment of a receiver in any court of competent jurisdiction, and the receiver may take possession of any personal property belonging to the Tenant and used in the conduct of the business of the Tenant being carried on in the Premises. Tenant agrees that the entry upon the Premises or possession of said personal property by said receiver shall not constitute an eviction of the Tenant from the Premises or any portion thereof, and the Tenant hereby agrees to hold the Landlord safe and harmless from any claim of any character by any person arising out of or in any way connected with the entry by said receiver in taking possession of the Premises and/or said personal property.

29.3 As used in this Article "costs or reletting" means any reasonable costs necessary to take possession of the Premises and lease the Premises to another tenant, including, but not limited to the following reasonable costs:

      (a) legal costs and expenses of recovery of the Premises including court costs and attorney's fees,

      (b) brokerage costs for leasing,

      (c) costs and expenses of alterations, repairs and improvements,

      (d) indebtedness other than Minimum Monthly Rent due from Tenant to Landlord under this Lease,

      (e) costs of protecting the Premises,

      (f) removal and storage of Tenant's property, and

      (g) costs of providing security for the Premises, Tenant's property, or both.

29.4 No act or conduct of the Landlord, whether consisting of reentry, taking possession or reletting the Premises or obtaining appointment of a receiver or accepting the keys to the Premises, or otherwise, prior to the expiration of the Lease Term shall be deemed to be or constitute an acceptance of the surrender of the Premises by the Landlord or an election to terminate this Lease unless Landlord exercises its election under Section 29.2(c) of this Lease. Such acceptance or election by Landlord shall only be effected, and must be evidenced, by written acknowledgement of acceptance of surrender or notice of election to terminate signed by Landlord.

29.5 Tenant agrees that in the event it is due to tender performance in accordance with any term or condition of this Lease and it fails to render such performance within ten (10) days after written notification thereof is given in accordance with the notice provision hereof or immediately if required for protection of the Premises, Landlord shall have the right, but not the obligation, to render such performance and to charge all costs and expenses incurred in connection therewith to Tenant; Provided, however, that if Tenant has commenced within such ten (10) day period such action as is necessary to render such performance and in good faith diligently carries it forward to completion, then Landlord shall not exercise such right. This "grace period" shall not apply to the payment of money due from Tenant to Landlord. All amounts so charged shall be considered Additional Rent and shall be due and payable immediately to Landlord upon presentment of a statement to Tenant indicating the amount and nature of such cost or expense.

29.6 No remedy herein conferred upon Landlord or Tenant shall be considered exclusive of any other remedy, but the same shall be cumulative and shall be in addition to every other remedy given hereunder, or now or hereafter existing at law or in equity or by statute. No delay or omission of Landlord or Tenant to exercise any right or power arising from any default shall impair any such right or power, or shall be construed to be a waiver of any such default or any acquiescence therein.

                          ARTICLE 30: TENANT'S RECOURSE

Anything in this Lease to the contrary notwithstanding, Tenant agrees that it shall look solely to the estate and property of Landlord in the land and building comprising the Building, subject to prior rights of any mortgagee of the Building or any part thereof, for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord under this Lease.

                           ARTICLE 31: FORCE MAJEURE

If either party hereto shall be delayed or prevented in any material fashion from the performance of any act required hereunder by reason of acts of God, strikes, lockouts, labor troubles, civil disorder, inability to procure materials, restrictive governmental laws or regulations or other cause without fault and beyond the control of the party obligated, performance of such act shall be excused for the period of delay and then for a period of time reasonably necessary to perform the act; provided, however, nothing in this Article shall excuse Tenant from the prompt payment of any rental or other charge required of Tenant hereunder except as may be expressly provided elsewhere in this Lease.

                        ARTICLE 32: SURRENDER OF PREMISES

At the Expiration Date, Tenant shall surrender the Premises in good order and condition, reasonable wear and tear and casualty damage excepted, and shall deliver all keys to Landlord. Before surrendering the Premises, Tenant shall remove all of its personal property and trade fixtures and such alterations or additions to the Premises made by Tenant as may be specified for removal by Landlord, and shall repair any damage caused by such property or the removal thereof. If Tenant fails to remove its personal property and fixtures upon the Expiration Date, the same shall be deemed abandoned and shall become the property of Landlord.

                            ARTICLE 33: HOLDING OVER

If Tenant shall hold over after the Expiration Date, or any extension thereof, Tenant shall become a tenant of sufferance and pay rental of one and one-half times the latest amount determined under Article 3 plus the Additional Rent and Rent Tax under Article 4 and 6 respectively, which rental shall be payable in advance on the first day of such holdover period and on the first day of each month thereafter, upon all the terms, covenants and conditions herein specified.

                         ARTICLE 34: GENERAL PROVISIONS

34.1 This Lease shall be construed in accordance with the laws of the State of Florida. Venue for resolution of any dispute arising under this Lease shall be Collier County, Florida.

34.2 If Landlord or Tenant herein shall be more than one party, then the obligations of such party or parties shall be joint and several.

34.3 This Lease shall not be construed against the party preparing it but shall be construed as if all parties prepared this Lease.

34.4 If any term, covenant, condition or provision of this Lease is held by a court of competent jurisdiction to be invalid, void or unenforceable the remainder of the provisions hereof shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

34.5 The various headings and numbers herein and the grouping of the provisions of this Lease into separate articles and paragraphs are for the purpose of convenience only and shall not be considered a part hereof.

34.6 Time is of the essence of this Lease.

34.7 In the event either party initiates legal proceedings to enforce any right or obligation under this Lease or to obtain relief for the breach of any covenant hereof, the party ultimately prevailing in such proceedings shall be entitled to recover from the defaulting party the costs of such proceedings, including reasonable attorneys' fees as determined by the court and not by a jury. If Landlord is involuntarily made a party defendant to any litigation concerning this Lease or the Premises by reason of any act or omission of Tenant, Tenant shall indemnify and hold Landlord harmless from all liability by reason thereof, including Landlord's reasonable costs and attorneys' fees.

34.8 This Lease, and any Exhibit attached hereto, set forth all the covenants, warranties, representations, promises, agreements, conditions or undertakings, either oral or written, between the Landlord and Tenant. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by both parties.

34.9 Subject to Article 24, the covenants herein contained shall apply to and bind the heirs, successors, executors, administrators and assigns of all the parties hereto; and all of the parties shall be jointly and severally liable hereunder.

34.10 No covenant, term or condition of this Lease shall be waived except by written waiver of Landlord, and the forbearance or indulgence by Landlord in any regard whatsoever shall not constitute a waiver of the covenant, term or condition to be performed by Tenant to which the same shall apply, and until complete performance by Tenant of such covenant term or condition, Landlord shall be entitled to invoke any remedy available under this Lease or by law despite such forbearance or indulgence. The waiver by Landlord of any breach or term, covenant or condition hereof shall apply to and be limited to the specific instance involved and shall not be deemed to apply to any other instance or to any subsequent breach of the same or any other term, covenant or condition hereof. Acceptance of rent by Landlord during a period in which Tenant is in default in any respect other than payment of rent shall not be deemed a waiver of the other default.

34.11 The use of a singular term in this Lease shall include the plural and the use of the masculine, feminine or neuter genders shall include all others.

34.12 This Lease may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

34.13 A facsimile (FAX) signature shall be deemed to be an original. Offer and acceptance by facsimile is binding.

34.14 Any reference to indemnify in this Lease means that the indemnitor will defend, indemnify and hold the indemnitee harmless against any claims, demands, losses or liabilities asserted against, or incurred by, the indemnitee to any third party because of the subject matter of the indemnity. The scope of any indemnity includes any costs and expenses, including reasonable attorney fees incurred in defending any indemnified claim, or in enforcing the indemnity or both. Any express indemnities contained in this Lease survive the Lease Term.

                               ARTICLE 35: NOTICES

Wherever in this Lease it is required or permitted that notice or demand be given or served by either party to or on the other, such notice or demand shall be given or served and shall not be deemed to have been duly given or served unless in writing and delivered personally or forwarded by certified mail, return receipt requested, if to Landlord, at the address set forth on page one of this Lease; and if to Tenant, at the address on page one or at the Premises, as well as to Cummings and Lockwood, Post Office Box 413032, Naples, Florida 33941, attention: J. Dudley Goodlette, Esquire.

Either party may change such address by written notice by certified mail to the other. Service of any notice or demand shall be deemed completed forty-eight (48) hours after deposit thereof in the United States Postal Service with property postage affixed or, if delivered in person, upon receipt thereof

                        ARTICLE 36: BROKER'S COMMISSIONS

Tenant represents and warrants that there are no claims for brokerage commissions or finder's fees in connection with this Lease (excepting commissions or fees approved or authorized in writing by Landlord). Tenant agrees to indemnify Landlord against and hold it harmless for any commission as a result of Tenant's actions.

                        ARTICLE 37: WAIVER OF JURY TRIAL

The parties (to fullest extent permitted by law) waive trial by jury in any action, proceeding or counterclaim brought by either of the parties against the other on any matters arising out of this Lease or the relationship of Landlord and Tenant.

                           ARTICLE 38: NO RECORDATION

This Lease shall not be recorded, nor shall the existence of this Lease be mentioned by Tenant in any recorded document unless Landlord does so for purposes of limiting Landlord's liability for construction liens.

                        ARTICLE 39: FINANCIAL STATEMENTS

Landlord may request from time to time, but no more regularly than yearly, and Tenant shall provide, financial statements of Tenant and guarantors of the Lease, as applicable. Tenant represents and warrants that the financial statements delivered to Landlord are true and accurate. Any material inaccuracy in the financial statements shall constitute an Event of Default.

                   ARTICLE 40: OFFER TO LEASE; LENDER APPROVAL

The submission of this Lease or any other material by Landlord to Tenant for examination shall not be deemed to constitute any offer by Landlord of a reservation to Tenant or an option to lease and this Lease shall become effective as a binding instrument only upon the execution and delivery thereof by both Landlord and Tenant.

                        ARTICLE 41: RADON GAS DISCLOSURE

Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

IN WITNESS WHEREOF, the parties have duly executed this Lease as of the day and year first above written.


/s/ [ILLEGIBLE]      5/10/95              /s/ Terry P. Archer
-------------------------------           --------------------------------------
Witness               Date                By: Terry P. Archer
                                              ----------------------------------
                                          Title: Vice President
                                                --------------------------------
                                                  "Landlord"


                                          /s/ [ILLEGIBLE]
-------------------------------           --------------------------------------
Witness               Date                Title: President
                                                --------------------------------
                                                  "Tenant"

                                   EXHIBIT "D"

                      Acceptance of Space/Key Receipt Form

                             Date: _________________

LANDLORD:   ----------------------------------------------------------

            ----------------------------------------------------------

            ----------------------------------------------------------

            ----------------------------------------------------------


TENANT:     ----------------------------------------------------------

            ----------------------------------------------------------

            ----------------------------------------------------------

            ----------------------------------------------------------

Landlord and Tenant are parties to the following described Lease covering Premises at ________________________ of the ________________________ located at
______________________________________ Naples, Florida.

DATE OF LEASE:                        ____________________
COMMENCEMENT DATE:                    ____________________
TERMINATION DATE:                     ____________________
TOTAL NET RENTABLE AREA OF PREMISES:  ____________________

The Tenant acknowledges that:

      (1)   The Lease is the entire agreement between Landlord and Tenant;

      (2)   The full rent due under the Lease begins as of the Commencement
            Date;

      (3) The Premises have been completed, accepted "as and occupied by Tenant in accordance with the terms of the Lease; and

      (4)   Tenant has received _________ key(s) for the Premises.

Landlord and Tenant understand that mortgagees and future Owners may rely on this form.

                 "Tenant"                         "Landlord"
By:                                       By:
   --------------------------------          -----------------------------------
Its:                                      Its:
    -------------------------------           ----------------------------------

                                [GRAPHIC OMITTED]

FOURTH FLOOR PLAN - INTEGRATED HEALTH SERVICES - OPTION 3

                                 Lease Addendum

This Lease Addendum is made and entered into this 1st day of May, 1995, by and between WCN Communities, Inc., Landlord, and Integrated Health Services, Inc., Tenant, and is incorporated into that certain Office Lease Agreement of even date herewith entered into by Landlord and Tenant wherein Landlord has leased to Tenant, and Tenant has leased and accepted from Landlord, certain office space located on the first floor of the office building at 8889 Pelican Bay Boulevard, Naples, Florida 33963, which is outlined and crosshatched on Exhibit "A" attached to and made a part of said Office Lease Agreement (the "Lease").

The following provision is added to the Lease in Article 3; Section 1:

      Tenant's obligation to pay the Minimum Monthly Rent for the first 3 months of the Lease Term is waived. Tenant's obligation to pay Minimum Monthly rent shall commence on the first day of the fourth month of Tenant's Lease Term

All other obligations of Tenant under this Lease shall be in full force and effect during the entire term of this Lease.

In witness whereof the parties have duly executed this Lease Addendum as of the day and year first above written.

Integrated Health Services, Inc.          WCN Communities, Inc.

-------------------------------------     --------------------------------------
By:                                       By:
   ----------------------------------        -----------------------------------
Title:                                    Title:
      -------------------------------           --------------------------------
      "Tenant"                                  "Landlord"

                                   EXHIBIT "B"

                          Building Standard Workletter

                      Building Standard Shell and Allowance

This Exhibit "B" sets forth the respective obligations of, and the procedures to be followed by, Landlord and Tenant in the design and construction of those improvements which will prepare the Premises for Tenant's use and occupancy ("Leasehold Improvements"), including the payment of design and construction costs.

I. Definitions.

      1.0   As used in the Lease and this Exhibit B:

            1.0.1 The term "Building Standard Improvements" refers to those improvements set forth in Section 3.4 of this Exhibit.

            1.0.2 The term "Building Standard" refers to those brands, designs, finishes or techniques selected by Landlord for construction of the Building Standard Improvements.

            1.0.3 The term "Non-Building Standard" means brands, designs, finishes and techniques other than those selected by Landlord.

            1.0.4 The term "Non-Building Standard Improvements" means improvements to the Premises in addition to those improvements set forth in
Section 3.4 of this Exhibit.

            1.0.5 The term "Rented Area" means the total area within the Premises as measured from the interior surface of exterior glass, or exterior walls and from the midpoint of demising walls or walls separating the Premises from areas devoted to lobbies, corridors, hallways, elevator foyers and shafts, restrooms, mail rooms, mechanical rooms and shafts, janitor closets and other similar facilities.

II. General Procedures For Preparing Plans And Specifications.

      2.0 Landlord's Space Planner will prepare a Space Plan for the Premises at Landlord's expense. Unless a Space Plan for the Premises has already been approved by Landlord and Tenant, Tenant agrees, within thirty (30) business days of commencement of construction of the Building, to meet with Landlord's Space Planner and to provide at the meeting criteria for preparation of a Space Plan. Criteria includes:

      2.0.1 Approximate location of all partitions, doors, electrical and telephone outlets and switches. Special requirements for electrical and telephone circuits.

      2.0.2 Type and color of wall and floor covering.

      2.0.3 Details of all millwork, corridor entrances, water and drain supply requirements and Non-Building Standard electrical outlets.

      2.0.4 Information on Non-Building Standard Improvement HVAC requirements (special heat generating equipment).

      2.0.5 Weight and location of exceptionally heavy equipment.

      2.0.6 Dimensions of all equipment to be built in.

      2.0.7 Keying schedule.

      2.0.8 Lighting arrangement.

Within five (5) business days of Tenant's receipt of the Space Plan, Tenant will provide Landlord with Tenant's approval of the Space Plan or specific objections thereto.

      2.1 Upon approval of the Space Plan, Landlord agrees to provide, at Landlord's sole expense:

            2.1.1 Complete finished and detailed construction drawings and specifications for Tenant's partition layout, reflected ceiling, telephone and electrical outlets and switches, finish schedule and other work required for Tenant's Leasehold Improvements.

            2.1.2 Complete mechanical and electrical drawings and specifications (for installation of air conditioning system and duct work, and heating and electrical facilities) for the work required for Tenant's Leasehold Improvements.

      2.2 Tenant shall pay to Landlord any additional cost of construction drawings and specifications incurred because of any Tenant requirements for Non-Building Standard work or Improvements. All Non-Building Standard work or Improvements desired by Tenant shall in Landlord's opinion, equal or exceed the quality established by the Building Standard Improvements as listed herein.

      2.3 All plans and specifications plus Landlord's price for construction of Non-Building Standard work, shall be submitted to Tenant for review and for Tenant's written approval which Tenant will issue within five days of receipt of the plans, specifications and price. In addition, such plans are expressly subject to Landlord's written approval, which Landlord covenants it will not unreasonably withhold or delay.

      2.4 Following approval by Tenant, any changes, modifications or alterations of or to Tenant's drawings and specifications requested by Tenant shall be subject to Landlord's approval. Any additional charges, expenses or costs, including Landlord's architect's fees, incurred by Landlord in approving said changes, modifications or alterations shall be paid by Tenant. No changes, modifications or alterations of or to any approved drawings shall be made without the written consent of the Landlord after written request therefor by the Tenant.

      2.5 Landlord, at its sole cost and expense, will cause said plans to be filed with the appropriate governmental agencies, in such form as may be required for construction and occupancy.

III. Landlord's Obligations To Construct And Pay For Improvements.

      3.0 Section 3.3 contains a general description of the Building construction, and limitations of same, which will be provided by Landlord at Landlord's expense. Selection of structural systems, materials and finishes will be by Landlord. A detailed description of Landlord's construction is set forth in Landlord's plans and specifications for the Building which are available for review by Tenant and Tenant's architect or engineer.

      3.1 If the work described in Tenant's drawings and specifications requires additions or changes to Landlord's plans and specifications or additions or changes to Landlord's construction obligations under this Article III, Tenant agrees to pay Landlord any increased cost resulting from the additions or changes, including construction expenses and architectural and engineering costs.

      3.2 Landlord's construction and standard finishes are designed for normal office use. Any reference to construction by Landlord to Code requirements shall be deemed to mean Code requirements for normal office use.

      3.3 Landlord shall provide a Shell Office Building to contain the Premises as hereinafter set forth:

            3.3.1 All structural wall, floor and roof support systems to support office floor live loads including partitions, ceilings, etc., of seventy (70) pounds per square foot.

            3.3.2 All exterior glass, wall finishes or weather protection systems.

            3.3.3 Common toilet facilities, per Code, common lobbies, foyers, stairs and elevators.

            3.3.4 Automobile parking facilities including paving, lighting and mechanical ventilation of parking structure, if applicable.

            3.3.5 Central plant heating and air conditioning with main supply to tenant suites, including air handling equipment. Distribution duct work is not included.

            3.3.6 Main electrical service to Building and distribution of electrical power from main service to predetermined distribution points on each floor.

            3.3.7 Electrical grid system to feed lighting. Installation and connection of light fixtures is not included.

            3.3.8 Main fire sprinkler piping with heads established on a predetermined pattern.

      3.4 Landlord has established the components set forth in Paragraphs 3.4.1 through 3.4.10 as being those Leasehold Improvements considered the Building Standards for Tenant finish, materials and equipment. Tenant has agreed to accept the Leasehold Improvement Allowance provided for in Article 9.1 of the Lease. Tenant's Leasehold Improvements which are substantially equivalent to the Building Standard Improvements set forth in this Section 3.4 in terms of quantity, function and cost, will be deemed to be Building Standard Improvements for purposes of Articles 17, 18 and 21 of the Lease and Article II and Paragraph
5.3.4 of this Exhibit "B".

            3.4.1 Flooring

                  a) Carpet: (specifications here)

                  b) Vinyl tile: (specifications here)

            3.4.2 Ceiling

                  a) Acoustical Tile: (specifications here) tile with 24 x 24 (specifications here) grid. Installation of grid, including sway bracing and hanger wires, is by tenant improvement contractor.

                  b) Lights: 24 x 24 bi-axial lamp fluorescent, 4" deep (9 cell) parabolic fixtures with plug in connectors and air return slot.

                  c) Downlights: for accent only and in compliance with state energy requirements. ("PL" fluorescent downlights with clear Alzak reflector).

                  d) Fire and Life Safety: smoke detectors, public address system, annunciators, fire alarms, and energy management to connect to base building system, utilizing the same manufacturers.

                  e) Sprinkler heads: rework existing system as required, relocating sprinkler heads, and revising to semi-recessed type heads with white escutcheon.

            3.4.3 Air Distribution

                  a) Secondary distribution ducts from main duct loop, VAV boxes, and distribution to perforated grilles at interior spaces, airbars at walls.

                  b) VAV boxes with electric heat at perimeter zones.

                  c) Extension of controls to energy management system, utilizing the same manufacturer.

            3.4.4 Walls

                  a) Steel studs at 24" o.c., 2-1/2", 25 gauge, with 1 layer of 5/8" drywall on each side, taped, sanded, and painted finish. Extend walls to 3" above ceiling line, and brace diagonally to deck above at 48" p.c. minimum.

                  b) Full height demising or sound walls to be 4" steel studs, 20 gauge, at 24" o.c. Provide one layer of 5/8" type "X" drywall each side, taped, sanded, painted and acoustical insulation in the cavity space.

                  c) Rubber Base: Burke products, 2-1/2" high, brown-black.

            3.4.5 Doors and Hardware

                  a) Tenant space entry doors from corridor on multi-tenant floor shall be 8'-10" high by 3'-0" wide (minimum) with maple veneer, plain sliced, stained and/or painted.

                  b) Hardware, entry door: heavy duty lever type with mortise locksets and deadbolts, brushed nickel silver finish to match base building. Cylinder in locks to be compatible with base building keying system.

                  c) Interior doors to be solid core, stain grade, 3' wide x 8'-10" high with door hardware to be (specifications).

                  d) Doors, frames and hardware to be rated to meet state and local codes.

            3.4.6 Painting: All wall surfaces covered with flat latex finish coat in colors selected by Tenant from Building Standard paint selection.

            3.4.7 Electric Services: Electrical facilities sufficient for a connected load of 2 watts at 208/170 volts (three phase) per square foot of Rented Area within the Premises. Additionally, include 2 dedicated 110 vac. One for copy machine, one for telephone board.

            3.4.8 Duplex Electrical Outlets: Wall mounted duplex electrical outlets (120 watts) with a minimum of one per 125 square feet of Rented Area within the Premises.

            3.4.9 Telephone Outlets: Provide for wall mounted telephone outlets with a minimum amount of one outlet per 225 square feet of Rented Area within the Premises.

            3.4.10 Tenant I.D.: One (1) Tenant Identification sign at suite entry per Landlord's Tenant sign criteria.

            3.4.11 Other:

IV. Construction Of Tenant's Leasehold Improvements

      4.0 Landlord agrees to construct Tenant's Leasehold Improvements at Tenant's expense in accordance with the drawings and specifications prepared by Landlord under Article II.

      4.1 All mechanical, structural, electrical or plumbing modifications to the Building required by Tenant shall be performed by Landlord's contractor or contractors approved by Landlord.

      4.2 For purposes of reconciling any amounts due from the Tenant to Landlord under this Exhibit B, the Leasehold Improvement Allowance granted Tenant under Section 9.1 of the Lease shall be deducted from the sum of (i) architectural and engineering fees and any governmental or permitting fees incurred by Landlord under Article II of this Exhibit B; (ii) architectural and engineering fees and construction costs incurred by Landlord under Section 3.1 and 5.1 of this Exhibit; (iii) Landlord's contract price for construction of Tenant's Leasehold Improvements under Section 4.0 of this Exhibit B (including without limitation labor, materials, overhead, general conditions, sales tax, bonds and permits and plan check fees; (iv) the cost of any other Tenant's work (including preparation of drawings and specifications for Tenant's Leasehold Improvements) done by Landlord for Tenant and (v) the cost of providing or upgrading water, heating, cooling, air or electrical facilities for the remainder of the Building should Tenant's Leasehold Improvements require Excess Consumption (as defined in Section 18.2 of the Lease) from existing facilities, but only to the extent necessary to compensate for Tenant's Excess Consumption. Tenant agrees to pay Landlord any excess of the sum of (i) through (v) over the Leasehold Improvement Allowance within ten (10) days after receipt of a statement therefor from Landlord. If the Leasehold Improvement Allowance exceeds the sum of (i) through (v), Landlord will apply such surplus to the last rental payments due under the Lease. Any failure of Tenant to pay said costs when due shall constitute a default under the terms of the Lease in like manner as the failure to pay rental when due.

      4.3 If the estimated total Leasehold Improvement Costs exceed the Leasehold Improvement Allowance, Landlord may estimate the amount of any excess amounts to be paid by Tenant under this Article IV and require Tenant to prepay the estimated excess costs prior to performance of any work or authorization of any service. Any failure of Tenant to pay said costs within twenty (20) days after receipt of a written request therefor shall constitute a material default by Tenant under the terms of the Lease.

V. Completion Of Tenant's Improvements

      5.1 Landlord agrees to obtain any Certificate of Occupancy required by the local building department or other governmental agency.

      5.2 The term "Substantial Completion" as used in this Exhibit B or in the Lease means that state of completion of the Premises which will allow Tenant to begin Tenant's occupation of the Premises without material interference from Landlord's contractor or material delay caused by Landlord's failure to have completed Landlord's work under Section 3.4 of this Exhibit.

      5.3 Notwithstanding any time period established herein for this submission and approval of Tenant's plans or for the construction of improvements, the Lease Term and Tenant's obligation to pay rent shall commence as set forth in
Section 2.2 of the Lease; provided, however, if Commencement Date is determined under Section 2.2 of the Lease by the date of Substantial Completion, said Commencement Date will be accelerated one day for each day Substantial Completion is delayed by reason of:

      5.3.1 Tenant's failure to provide the space layout criteria required under
Section 2.0 of this Exhibit or to approve the Space Plan within the time period set forth.

      5.3.2 Tenant's changes in Space Plan or drawings and specifications after initial approval.

      5.3.3 The performance by a person, firm or corporation employed by Tenant and the completion of said work by said person, firm or corporation including delays to Landlord's contractor caused by Tenant's contractor.

      5.3.4 It is Landlord's and Tenant's intention that Substantial Completion shall be deemed to have occurred upon that date which would be the date of Substantial Completion were the Premises to be constructed with the Building Standards Improvements.

                                   EXHIBIT "C"

                              RULES AND REGULATIONS

The Tenant shall observe the following Rules and Regulations (as amended, modified or supplemented from time to time by the Landlord as provided in the Lease):

1. The sidewalks, entries, corridors, passages, elevators and common staircases shall not be obstructed or used by the Tenant, its agents, servants, contractors, invitees or employees for any purpose other than ingress to and egress from the Leased Premises. The Landlord reserves entire control of all parts of the Building used for the common benefit of the Tenants and without restricting the generality of the foregoing, the sidewalks, entries, corridors, passages, not within the Leased Premises, washrooms, lavatories, air-conditioning closets, fan rooms, janitor's closets, electrical closets and other closets, stairs, elevator shafts, flues, stacks, pipe shafts and ducts, and shall have the right to place such signs and appliances therein, as it may deem advisable, provided that ingress to and egress from the Leased Premises are not unduly impaired thereby.

2. The Landlord may require that all or any persons entering or leaving the Building at any time other than normal Business Hours satisfactorily identify themselves and register in books kept for the purpose, and may prevent any person from entering the Leased Premises unless provided with a key thereto and a pass or other authorization from the Tenant in a form satisfactory to the Landlord, and may prevent any person removing any goods therefrom without written authorization. Any person found in the Building at such times without such keys or passes will be subject to the surveillance of the employees and agents of the Landlord. The Landlord shall be under no responsibility for failure to enforce this rule.

3. The Tenant shall not place or cause to be placed any additional locks or other security devices upon any doors of the Leased Premises without the approval of the Landlord and subject to any condition imposed by the Landlord. Additional keys may be obtained from the Landlord at the cost of the Tenant.

4. Canvassing, soliciting and peddling in the Building are prohibited.

5. The Tenant shall not install or permit the installation or use of any machine dispensing goods for sale in the Leased Premises or the Building or permit the delivery of any food or beverage to the Leased Premises without the approval of the Landlord or in contravention of any regulations fixed or to be fixed by the Landlord. Only persons authorized by the Landlord shall be permitted to deliver, or to use the elevators in the Building for the purpose of delivering food or beverages to the Leased Premises.

6. Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord's reasonable opinion, tends to impair the reputation of the Building or its desirability as a building for offices. Upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

7. The Tenant, its agents, servants, contractors, invitees or employees shall not bring in or take out, position, construct, install or move any safe, business machine or other heavy office equipment or heavy merchandise liable to overload, injure or destroy any part of the Building without first obtaining the consent in writing of the Landlord. In giving such consent, the Landlord shall have the right in its sole discretion, to prescribe the routes for moving such heavy items into or out of the Building, the weight permitted, the position thereof and the use and design of planks, skids or platforms to distribute the weight thereof. All damage done to the Building by moving or using any such heavy equipment or other office equipment or furniture shall be borne by the Tenant and any works shall occur only between 6:00 P.M. and the following 8:00 A.M. or at any other time consented to by the Landlord, and persons employed to move the same in and out of the Building must be acceptable to the Landlord. Safes and other heavy office equipment may be moved through the halls and corridors only upon steel bearing plates. No freight or bulky matter of any description may be received into the Building or carried in the elevators, except during hours approved by the Landlord.

8. Any hand trucks, carry alls or similar appliance used in the Building shall be equipped with rubber tires, side guards and such other safeguards as the Landlord may require.

9. The water closets and other water apparatus shall not be used for any purpose other than those for which they are constructed, and no sweepings, rubbish, rags, ashes or other substances shall be thrown therein. Any damage resulting by misuse by the Tenant or its agents, servants or employees shall be borne by Tenant.

10. The Tenant shall not mark, paint, drill into or in any way deface the walls, ceilings, partitions, floors or any other parts of the Leased Premises or the Building except with the prior written consent of the Landlord and as it may direct.

11. The Tenant must observe strict care not to allow its doors or windows to remain open so as to admit rain or so as to interfere with the heating or air-conditioning of the Building. Any injury or damage caused to the Building or its appointments, furnishings, heating, air-conditioning, or other appliances or to any other Tenant or the premises occupied by any other Tenant, by reason of doors or windows being left open so as to admit rain, or by interference with or neglect of the heating, air-conditioning, or other appliances, or by reason of any other misconduct or neglect upon the part of the Tenant or any other person or servant subject to it, shall be made good by the Tenant in whose premises the neglect, interference or misconduct occurred.

12. The Landlord will have the care of all heating and air-conditioning appliances and give all information for the regulation of same.

13. The Tenant shall give the Landlord prompt notice of any accident to or any defect in any plumbing, heating, air-conditioning, mechanical or electrical appliance or any other part of the Building.

14. The Tenant shall not do or permit anything to be done in or upon the Leased Premises or bring or keep anything herein which will in any way increase the risk of fire, or obstruct or interfere with the rights of other Tenant's or violate or conflict with the laws relating to fire or with the regulations of the Fire Department, of the Health Department, or with any of the rules of the applicable governing authority.

15. The Tenant shall not permit the use of any electrical apparatus likely to cause an overloading of electrical circuits.

16. No inflammable oils or other inflammable, dangerous or explosive materials shall be kept or permitted to be kept in the Leased Premises or the Building.

17. Nothing shall be placed on balconies or the outside of the window sills or projections.

18. Landlord shall have the right to install separate utility meters to the Premises if deemed appropriate by the Landlord.

19. The Tenant shall keep the Leased Premises in a good state of preservation and cleanliness, and shall not suffer any accumulation of useless property or rubbish therein. The Tenant will not place or allow to be placed in or on the sidewalks, entries, corridors or common staircases any waste paper, dust, garbage, refuse or anything whatever that would tend to make them unclean or untidy.

20. The Tenant shall permit window cleaners to clean the windows of the Leased Premises during Normal Business Hours.

21. Furniture, effects and supplies shall not be taken into or removed from the Leased Premises, except at such time and in such manner as may be previously approved by the Landlord.

22. No one shall use the Leased Premises for sleeping apartments or residential purposes or for the storage of personal effects or articles other than those required for business purposes.

23. The Tenant, its clerks or servant shall not make, commit or permit any improper noises in the Building, nor shall they operate or permit to be operated any musical or sound producing instrument or other devise inside or outside the Leased Premises, which in the opinion of the Landlord is disturbing to the other Tenants of the Building.

24. The Tenant, its clerks or servants shall not lounge about doors or corridors or interfere in any way with other Tenants or those having business with them.

25. No animals or birds (except for seeing eye dogs) shall be brought into the Building nor kept in or about the Leased Premises.

26. The windows, glass doors and the lights that reflect or admit light into the corridors, common areas or other places in the Building shall not be covered or obstructed by the Tenant and no awning shall be put up, with the written consent of the Landlord. Nothing, whether books, packages, flower pots or any other articles whatsoever shall be placed upon or hung from the window sills.

27. Any window covering installed by Tenant facing the interior surface of exterior windows shall be subject to the prior approval of the Landlord as to color and materials and the Tenant shall not hang and will remove any window coverings which in the opinion of the Landlord do not conform to any uniform scheme of window coverings established for the Building.

28. No bicycles or other similar vehicles shall be brought into or kept by Tenant in or about the Premises or the Building.

29. The Landlord shall have the right to make such other and further reasonable rules and regulations as in its judgement may from time to time be needful for the safety, care, cleanliness and appearance of the Leased Premises and the Building, and for the preservations of good order therein and the same shall be kept and observed by the Tenant, its clerks and servants.

30. The foregoing Rules and Regulations, as from time to time amended, are not necessarily of uniform application, but may be waived in whole or in part in respect of other Tenants without affecting their enforceability with respect to the Tenant and the Leased Premises, and may be waived in whole or in part with respect to the Leased Premises without waiving them as to future application to the Leased Premises, and the imposition of such Rules and Regulations shall not create or imply any obligation of the Landlord to enforce them or create any liability of the Landlord for their non-enforcement.

31. The Tenant agrees to the foregoing Rules and Regulations, which are hereby made a part of the Lease, and each of them, and agrees that for such persistent infractions of them, or any of them, as may be the opinion of the Landlord be calculated to annoy or disturb the quiet enjoyment of any other Tenant, or anyone under it, the Landlord may declare a forfeiture and cancellation of the Lease and may demand possession of the Leased Premises upon one week's written notice to the Tenant.

                                    EXHIBIT B

                                [GRAPHIC OMITTED]

                                  FOURTH FLOOR